UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):

October 18, 2011  (October 19, 2011)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
[     ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2011, Michael C. Jennings was appointed as a director of Holly Logistic Services, L.L.C. (the “Company”).  The Company is the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P.  The number of directors of the Company was increased by one to accommodate Mr. Jennings’ appointment.

Mr. Jennings is currently the Chief Executive Officer and President of HollyFrontier Corporation (“HollyFrontier”) and was elected as a director of HollyFrontier on July 1, 2011.  Mr. Jennings previously served as President and Chief Executive Officer of Frontier Oil Corporation (“Frontier”) since 2009 and was appointed Chairman of the Board of Directors of Frontier in 2010 after being elected a director in 2008.  He joined Frontier in 2005 as Executive Vice President and Chief Financial Officer and came to Frontier with eighteen years of experience in finance and acquisitions with Cooper Cameron, Unimin Corporation, British Petroleum and U.S. Trust Company of New York. Prior to joining Frontier, Mr. Jennings was most recently Vice President and Treasurer at Cooper Cameron Corporation. He earned an MBA in finance and accounting from the University of Chicago and a B.A. in economics and government from Dartmouth College.

As a result of the appointment of Mr. Jennings as a director on October 18, 2011, the members of the Company’s Board of Directors are Matthew P. Clifton, Charles M. Darling, IV, William J. Gray, Michael C. Jennings, Jerry W. Pinkerton, P. Dean Ridenour, and William P. Stengel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:           HEP Logistics Holdings, L.P., its General Partner

By:           Holly Logistic Services, L.L.C., its General Partner

By:      /s/  Douglas S. Aron
Douglas S. Aron

Executive Vice President and Chief Financial Officer

Date:           October 19, 2011